EXHIBIT 4.3

                            800 TRAVEL SYSTEMS, INC.
                            2000 STOCK INCENTIVE PLAN
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I.       PURPOSE.
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                  The purpose of this 800 Travel Systems, Inc. Stock Incentive
Plan is to promote the growth and profitability of 800 Travel Systems, Inc. (the "Corporation") by rewarding and incentivizing individuals who make valuable contributions to the Corporation's success, including officers and employees of the Corporation and its subsidiaries, and directors, consultants and advisors of the Corporation.

                  The Stock Incentive Plan has been approved by the Board of Directors effective as of March 27, 2000, and has been submitted for approval by the Company's stockholders at the Annual Meeting of Stockholders scheduled in 2000.

II.      DEFINITIONS.
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                  The following terms shall have the meanings shown:

         2.1 "Board of Directors" means the Board of Directors of the Corporation.

         2.2 "Change of Control" means any event described in Section 8.1.

         2.3 "Code" means the Internal Revenue Code of 1986, as the same may be amended from time to time.

         2.4 "Committee" means the Committee appointed by the Board of Directors pursuant to Article XI of the Plan. This Committee may, but is not required to be, identical to the Compensation Committee.

         2.5 "Common Stock" means the common stock, par value $.01 per share, of the Corporation, except as provided in Section 9.2 of the Plan.

         2.6 "Compensation Committee" shall mean the Compensation Committee of the Board of Directors. All persons appointed to be members of the Compensation Committee shall be directors who qualify as "Non-Employee Directors" within the meaning of Rule 16b-3 and "outside directors" within the meaning of Treasury Regulation Section 1.162-27.

         2.7 "Consultant" shall mean any individual engaged by the Corporation to perform services for the Corporation or any Subsidiary on a regular and on-going basis who is not a common law employee of the Corporation.

         2.8 "Date of Grant" means the date specified by the Plan Administrator on which a grant of Options, SARs or a grant or sale of Restricted Shares shall become effective.

         2.9 "Director" means a member of the Board of Directors.

         2.10 "Disability" shall mean a medically diagnosable mental or physical condition which the Committee has determined, based on such medical evidence as it may find satisfactory, will prevent a Participant from performing his or her duties for the Corporation and is expected to be permanent.

         2.11 "Executive Officer" means any Named Executive Officer and any other officer of the Corporation who is subject to the reporting requirements of
Section 16 of the Securities and Exchange Act of 1934.

         2.12 "Fair Market Value" means the fair market value of a share of Common Stock as determined by the Committee by reference to the closing price quotation, or, if none, the average of the bid and asked prices, reported on Nasdaq as of the most recent available date with respect to the sale of Common Stock.

         2.13 "Incentive Stock Options" means Options intended to qualify for favorable tax treatment as incentive stock options under Code Section 422.

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         2.14 "Named Executive Officer" shall mean the Company's Chief Executive
Officer and the four highest compensated officers (other than the Chief
Executive Officer), as determined pursuant to the executive compensation disclosure rules under the Securities Exchange Act of 1934.

         2.15 "Option Agreement" means a written agreement between the Corporation and a Participant who has been granted Options under this Plan. Each Option Agreement shall be subject to the terms and conditions of the Plan.

         2.16 "Option Price" means, with respect to any Option (or related SAR), the amount designated in a Participant's Option Agreement as the price per share he or she will be required to pay to exercise the Option and acquire the shares subject to such Option.

         2.17 "Options" means any rights to purchase shares of Common Stock granted pursuant to Article IV of this Plan, including Incentive Stock Options subject to the additional requirements described in Article V.

         2.18 "Participant" shall mean any current or former employee of the Corporation or any Subsidiary, or any Consultant or Director, who has been granted Options, SARs or Restricted Stock under the terms of this Plan.

         2.19 "Plan" means this 800 Travel Systems, Inc. Stock Incentive Plan, as the same may be amended from time to time.

         2.20 "Reload Option Rights" means the right to have additional Options automatically granted to the Participant upon the exercise of his or her Options, as granted pursuant to Section 4.6 of this Plan.

         2.21 "Restricted Stock" means shares of Common Stock that are issued to eligible Participants and made subject to restrictions in accordance with
Article VII of the Plan.

         2.22 "Restricted Stock Agreement" means a written agreement between the Corporation and a Participant who has been granted or sold Restricted Stock pursuant to Article VII of the Plan.

         2.23 "SARs" shall mean stock appreciation rights granted pursuant to
Article VI of the Plan.

         2.24 "Subsidiary" shall mean any corporation which, on the date of determination, qualifies as a subsidiary corporation of the Corporation under
Section 425(f) of the Code.

III.     ELIGIBILITY.
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        3.1 PARTICIPATION. The Committee may grant Options, SARs and/or awards of Restricted Stock under this Plan to any officer, employee or Consultant of the Corporation or any Subsidiary. The Committee may also grant Options and/or awards of Restricted Stock to any Director, subject to the restrictions in
Section 3.3. In granting such awards and determining their form and amount, the Committee shall give consideration to the functions and responsibilities of the individual, his or her potential contributions to profitability and sound growth of the Corporation and such other factors as the Committee may, in its discretion, deem relevant.

        3.2 EXECUTIVE OFFICERS. Notwithstanding Section 3.1 or any other provisions of this Plan, any Named Executive Officer shall not be granted Options, SARs or awards of Restricted Stock unless the grant has been approved by the Compensation Committee, and all grants to Executive Officers must be approved in advance by either the Committee or the Compensation Committee.

        3.3 DIRECTORS. Members of the Board of Directors who are officers of the Corporation or Consultants shall be eligible for Options or other awards under this Plan on the same terms as other officers or Consultants. Other members of the Board of Directors shall be eligible for Options or Restricted Stock awards only to the extent specified in such general policy on compensation of nonemployee Directors as may be established by the Board of Directors.

IV.      OPTIONS.
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         4.1 TERMS AND CONDITIONS. Subject to Section 3.2 and 3.3, the Committee
may, in its sole discretion, from time to time grant Options to any officer, employee, Director or Consultant of the Corporation or any Subsidiary selected by the Committee pursuant to Section 3.1. The grant of an Option to a Participant shall be evidenced by a written Option Agreement in substantially the form approved by the Committee. Such Option shall be subject to the following express terms and conditions and to such other terms and conditions, not inconsistent with the terms of this Plan, as the Committee may determine to be appropriate.

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                  (a) SHARES COVERED. The Committee shall, in its discretion, determine the number of shares of Common Stock to be covered by the Options granted to any Participant. The maximum number of shares of Common Stock with respect to which Options may be granted to any Participant during any one calendar year is 100,000 shares.

                  (b) EXERCISE PERIOD. The term of each Option shall be for such period as the Committee shall determine, but for not more than ten years from the Date of Grant thereof. The Committee shall also have the discretion to determine when each Option granted hereunder shall become exercisable, and to prescribe any vesting schedule limiting the exercisability of such Options as it may deem appropriate.

                  (c) OPTION PRICE. The Option Price payable for the shares of Common Stock covered by any Option shall be determined by the Committee, but shall in no event be less than the Fair Market Value of Common Stock on the Date of Grant.

                  (d) EXERCISE OF OPTIONS. A Participant may exercise his or her Options from time to time by written notice to the Corporation of his or her intent to exercise the Options with respect to a specified number of shares. The specified number of shares will be issued and transferred to the Participant upon receipt by the Corporation of (i) such notice and (ii) payment in full for such shares, and (iii) receipt of any payments required to satisfy the Corporation's tax withholding obligations pursuant to Section 8.3.

                  (e) PAYMENT OF OPTION PRICE UPON EXERCISE. Each Option Agreement shall provide that the Option Price for the shares with respect to which an Option is exercised may be paid to the Corporation at the time of exercise, in the form of (i) cash, (ii) delivery to the Corporation of whole shares of Common Stock already owned by the Participant, valued at their Fair Market Value on the day immediately preceding the date of exercise, (iii) at the discretion of the Committee, a promissory note secured by a pledge of the shares of Common Stock, or (iv) a combination of any of the above equal to the Option Price for the shares.

                  (f) BROKER ASSISTED EXERCISES. Alternatively, the Corporation may permit the Participant to exercise an Option by delivery of a signed, irrevocable notice of exercise, accompanied by payment in full of the Option Price by the Participant's stockbroker and an irrevocable instruction to the Corporation to deliver the shares of Common Stock issuable upon exercise of the Option promptly to the Participant's stockbroker for the Participant's account, provided that at the time of such exercise, such exercise would not be illegal under the federal securities laws, including laws governing margin loans.

         4.2 EFFECT OF TERMINATION.

                  (a) If a Participant ends his employment or other relationship with the Corporation (or with the relevant Subsidiary) for any reason other than retirement, disability or death, his or her Options shall terminate immediately upon the date of the termination, unless the Committee decides in its sole discretion, to waive this termination and amends the Participant's Option Agreement to provide for an extended exercise period.

                  (b) Any Option Agreement may, in the Committee's sole discretion, include such provisions as the Committee deems advisable with respect to the Participant's right to exercise the Option subsequent to retirement or other voluntary termination of employment (or other relationship with the Corporation), or subsequent to termination of such employment (or other relationship) by reason of total and permanent disability; PROVIDED, that, in no event shall any Option be exercisable after the fixed termination date set forth in the Participant's Option Agreement pursuant to Section 4.1(b).

                  (c) Any Option Agreement may, in the Committee's sole discretion, provide that, in the event of the Participant's death while he or she has the right to exercise his or her Options, the Options may be exercised (to the extent they had become exercisable prior to the time of the Participant's death), during such period of up to one year after date of the Participant's death as the Committee deems to be appropriate, by the personal representative of the Participant's estate, or by the person or persons to whom the Options shall have been transferred by will or by the laws of descent and distribution.

         4.3 INCENTIVE STOCK OPTIONS. The Options granted under this Plan may be either Incentive Stock Options or options not intended to constitute incentive stock options qualifying under Code Section 422; PROVIDED THAT, Incentive Stock Options may only be granted to common employees of the Corporation or its Subsidiaries; and FURTHER PROVIDED, any Incentive Stock Option shall be subject to the additional requirements stated in Article V of this Plan.

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         4.4 AUTHORITY TO WAIVE RESTRICTIONS ON EXERCISABILITY. The Committee
may, in its sole discretion, determine at any time that all or any portion of the Options granted to a Participant under the Plan shall, notwithstanding any restrictions on exercisability imposed pursuant to Section 4.1(b), become immediately exercisable in full. The Committee may make such further adjustments to the terms of such Options as it may deem necessary or appropriate in connection therewith.

         4.5 NON-ASSIGNABILITY. Options granted under this Plan shall generally not be assignable or transferable by the Participant, except by will or by the laws of descent and distribution, or as described in the next paragraph.

         Notwithstanding the foregoing, the Committee may, in its discretion, permit a Participant to transfer all or a portion of his or her Options to members of his or her immediate family, to trusts for the benefit of members of his immediate family, or to family partnerships in which immediate family members are the only partners, provided that the Participant may receive no consideration for such transfers, and that such Options shall still be subject to termination in accordance with Section 4.2 above in the hands of the transferee.

         4.6 RELOAD OPTIONS. The Committee may, in its discretion, also grant a Participant Reload Option Rights with respect to his or her Options. If a Participant who has been granted Reload Option Rights with respect to Options, exercises his or her Options by paying the Option Price by delivering previously owned shares of Common Stock, as authorized under Section 4.1(e) above, the Participant shall automatically be granted additional Options on the same terms for the number of shares delivered to pay such Option Price; provided, however, that the term of any Reload Option shall not extend beyond the term of the Option originally exercised.

         4.7 COVENANTS NOT TO COMPETE. The Committee may, in its discretion, condition any Option granted to an Employee, Consultant or Director on such Participants agreement to enter into such covenant not to compete with the Corporation as the Committee may deem to be desirable. Such covenant not to compete shall be set forth in the Participant's Stock Option Agreement, and the Stock Option Agreement shall provide that the Option shall be forfeited immediately, whether otherwise vested or not, if the Board of Directors determines that the Participant has violated his or her covenant not to compete. In addition, in the Committee's discretion, the Participant's Stock Option Agreement may also provide that if the Participant breaches his or her covenant not to compete, the Corporation shall have the right to repurchase any shares of Common Stock previously issues to the Participant pursuant to an exercise of the Option, at a repurchase price equal to the Option Price paid by the Participant.

V.       INCENTIVE STOCK OPTIONS.
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         The Committee may, in its discretion, specify that any Options granted to a Participant who is an employee of the Corporation or a Subsidiary shall be ISOs qualifying under Code Section 422.

         5.1 Each Stock Option Agreement which provides for the grant of ISOs shall expressly state that such Options are intended to qualify as ISOs. Each provision of the Plan and of each Stock Option Agreement relating to an Option designated as an ISO shall be construed so that such Option qualifies as an ISO, and any provision that cannot be so construed shall be disregarded.

         5.2 Any Options granted under this Plan which are designated as ISOs shall comply with the following additional requirements:

                  (a) The aggregate Fair Market Value (determined at the time an ISO is granted) of the shares of Common Stock (together with all other stock of the Corporation and all stock of any Parent or Subsidiary) with respect to which the ISOs may first become exercisable by an individual Participant during any calendar year, under all stock option plans of the Corporation (or any Parent or Subsidiaries) shall not exceed $100,000. To the extent this limitation would otherwise be exceeded, the Option shall be deemed to consist of an ISO for the maximum number of shares which may be covered by ISOs pursuant to the preceding sentence, and a nonstatutory option for the remaining shares subject to the Option.

                  (b) The Option Price payable upon the exercise of an ISO shall not be less than the Fair Market Value of a share of Common Stock on the Date of Grant.

                  (c) In the case of an ISO granted to a Participant who is a ten percent shareholder of the Corporation, the period of the Option shall not exceed five years from the Date of Grant, and the Option Price shall not be less than 110 percent of the Fair Market Value of Common Stock on the Date of Grant.

                  (d) No ISO granted under this Plan shall be assignable or transferable by the Participant, except by will or by the laws of descent and distribution. During the life of the Participant, any ISO shall be exercisable only by the Participant.

VI.      STOCK APPRECIATION RIGHTS.
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         6.1 GRANT OF SARS. The Committee may, in its discretion, from time to time grant stock appreciation rights to a Participant in connection with Options granted under this Plan. Participants granted SARs shall be entitled to receive upon exercise thereof, in cash or Common Stock as provided in Paragraph 6.3(c), the difference between the Fair Market Value of the Common Stock on the day preceding the exercise date and the Option Price of the underlying Option. SARs may be granted with respect to all or part of the Common Stock under a particular Option, except as otherwise expressly provided herein.

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         6.2 TANDEM OPTIONS. SARs shall entitle the Participant holding the related Option, upon exercise, in whole or in part, of the SARs, to receive payment in the amount and form determined pursuant to Paragraph 6.3(c). SARs may be exercised only to the extent that the related Option has not been exercised. The exercise of SARs shall result in a pro rata surrender of the related Option to the extent that the SARs have been exercised.

         6.3 TERMS AND CONDITIONS. The grant of SARs shall be evidenced by including provisions with respect to such SARs in the Participant's Option Agreement in a form approved by the Committee. Such SARs shall be subject to the following express terms and conditions and to such other terms and conditions, not inconsistent with the terms of the Plan, which the Committee may deem appropriate.

                  (a) SARs shall be exercisable at such time or times and to the extent, but only to the extent, that the Option to which they relate shall be exercisable.

                  (b) SARs (and any Option related thereto) shall in no event be exercisable during the first six months after the date of grant and such rights shall not be transferable other than by will or by the laws of descent and distribution and shall be exercisable during the Participant's lifetime only by the Participant.

                  (c) Upon exercise of SARs, the Participant shall be entitled to receive an amount equal in value to the difference between the Option Price and the Fair Market Value per share of Common Stock on the day preceding the exercise date, multiplied by the number of shares in respect of which the SARs shall have been exercised. Such amount shall be paid in the form of (i) cash,
(ii) shares of Common Stock with a Fair Market Value on the day preceding the exercise date equal to such amount or (iii) a combination of cash and shares of Common Stock, all as determined by the Committee.

                  (d) In no event shall an SAR be exercisable at a time when the Option Price of the underlying Option is greater than the Fair Market Value of the shares subject to the related Option.

VII.     RESTRICTED STOCK.
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         7.1 RIGHTS AS A SHAREHOLDER. The Committee may, in its discretion, grant a Participant an award consisting of shares of Restricted Stock. At the time of the award, the Committee shall cause the Corporation to deliver to the Participant, or to a custodian or an escrow agent designated by the Committee, a certificate or certificates for such shares of Restricted Stock, registered in the name of the Participant. The Participant shall have all the rights of a stockholder with respect to such Restricted Stock, subject to the terms and conditions, including forfeiture or resale to such Corporation, if any, as the Committee may determine to be desirable pursuant to Section 7.3 of the Plan. The Committee may designate the Corporation or one or more of its executive officers to act as custodian or escrow agent for the certificates.

         7.2 AWARDS AND CERTIFICATES.

                  (a) A Participant granted an award of Restricted Stock shall not be deemed to have become a stockholder of the Corporation, or to have any rights with respect to such shares of Restricted Stock, until and unless such Participant shall have executed a restricted stock agreement or other instrument evidencing the award and delivered a fully executed copy thereof to the Corporation and otherwise complied with the then applicable terms and conditions of such award.

                  (b) When a Participant is granted shares of Restricted Stock, the Corporation shall issue a stock certificate or certificates in respect of shares of Restricted Stock. Such certificates shall be registered in the name of the Participant, and shall bear an appropriate legend referring to the terms, conditions and restrictions applicable to such award substantially in the following form:

                                    "The transferability of the shares of stock
                  represented by this Certificate are subject to the terms and conditions (including forfeiture) of a Restricted Stock Agreement entered into between the registered owner and 800 Travel Systems, Inc. A copy of such Agreement is on file in the offices of the Secretary of the Company, 4802 Gunn Highway, Tampa, Florida 33624.

                  (c) Except as may be otherwise determined by the Committee (or as required in order to satisfy the tax withholding obligations imposed under
Section 11.3 of this Plan), Participants granted awards of Restricted Stock under this Plan will not be required to make any payment or provide consideration to the Corporation other than the rendering of services.

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         7.3 RESTRICTIONS AND FORFEITURES. Restricted Stock awarded to a
Participant pursuant to this Article VII shall be subject to the following restrictions and conditions:

                  (a) During a period set by the Committee of not less than six
(6) months, but not more than eight (8) years, commencing with the date of an award (the "Restriction Period"), the Participant will not be permitted to sell, transfer, pledge or assign shares of Restricted Stock awarded to him or her. Within these limits, the Committee may provide for the lapse of such restrictions in installments where deemed appropriate.

                  (b) Except as provided in Section 7.3(a), the Participant shall have with respect to the Restricted Stock all of the rights of a stockholder of the Corporation, including the right to vote the shares and receive dividends and other distributions.

                  (c) Subject to the provisions of Section 7.3(d), upon any termination of the Participant's employment or other relationship with the Corporation during the Restriction Period for any reason, all shares of Restricted Stock with respect to which the restrictions have not yet expired shall be forfeited to the Corporation, or, in the case of shares of Restricted Stock sold to the Participant, repurchased by the Corporation at the initial purchase price.

                  (d) In the event of a Participant's retirement from his or her employment (or other relationship) with the Corporation, total Disability, or death, or in cases of special circumstances, the Committee may, in its sole discretion, when it finds that a waiver would be in the best interests of the Corporation, waive in whole or in part any or all remaining restrictions with respect to such Participant's Restricted Stock.

                  (e) Notwithstanding the other provisions of this Section 7.3, the Committee may adopt rules which would permit a gift by a Participant of shares of Restricted Stock to a spouse, child, stepchild, grandchild or to a trust the beneficiary or beneficiaries of which shall be either such a person or persons or the Participant, provided that the Restricted Stock so transferred shall be similarly restricted.

                  (f) Any attempt to dispose of shares of Restricted Stock in a manner contrary to the restrictions set forth herein shall be ineffective.

                  (g) Nothing in this Section 7.3 shall preclude a Participant from exchanging any Restricted Stock for any other shares of the Common Stock that are similarly restricted.

VIII.    CHANGE IN CONTROL TRANSACTIONS.
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         8.1 CHANGE IN CONTROL. For purposes of this Plan, a "Change in Control"
shall include any of the events described below:

                  (a) The acquisition in one or more transactions of more than thirty percent of the Corporation's outstanding Common Stock, or the equivalent in voting power of any classes or classes of securities of the Corporation entitled to vote in elections of directors by any corporation, or other person or group (within the meaning of Section 14(d)(3) of the Securities Exchange Act of 1934, as amended);

                  (b) Any merger or consolidation of the Corporation into or with another corporation in which the Corporation is not the surviving entity, or any transfer or sale of substantially all of the assets of the Corporation or any merger or consolidation of the Corporation into or with another corporation in which the Corporation is the surviving entity and, in connection with such merger or consolidation, all or part of the outstanding shares of Common Stock shall be changed into or exchanged for other stock or securities of the Corporation or any other person, or cash, or any other property.

                  (c) Any election of persons to the Board of Directors which causes a majority of the Board of Directors to consist of persons other than (i) persons who were members of the Board of Directors on March 27, 2000, and (ii) persons who were nominated for election as members of the Board by the Board of Directors (or by a Committee of the Board) at a time when the majority of the Board (or of such Committee) consisted of persons who were members of the Board of Directors on March 27, 2000; PROVIDED, that any person nominated for election by the Board of Directors composed entirely of persons described in (i) or
         (ii), or of persons who were themselves nominated by such Board, shall for this purpose be deemed to have been nominated by a Board composed of persons described in (i).

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                  (d) Any person, or group of persons, announces a tender offer for at least thirty percent (30%) of the Corporation's Common Stock.

         8.2 EFFECT OF CHANGE IN CONTROL. In the event of a pending or threatened Change in Control, the Committee may, in its sole discretion, take any one or more of the following actions with respect to all Participants:

                           (i) Accelerate the exercise dates of any outstanding
                  Options, and make all outstanding Options fully vested and exercisable;

                           (ii) Waive all or any portion of the vesting
                  requirements or other conditions associated with a Restricted Stock Award;

                           (iii) Grant Stock Appreciation Rights to the holders
                  of outstanding Options;

                           (iv) Pay cash to any or all Option holders in
                  exchange for the cancellation of their outstanding Options;

                           (v) Make any other adjustments or amendments to the
                  Plan and outstanding Options, or Restricted Stock Awards and/or substitute new Options or other awards.

IX.      AGGREGATE LIMITATION ON SHARES OF COMMON STOCK.
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         9.1 NUMBER OF SHARES OF COMMON STOCK.

                  (a) Shares of Common Stock which may be issued to Participants pursuant to Options, SARs, or Restricted Stock awards granted under the Plan may be either authorized and unissued shares of Common Stock or of Common Stock held by the Corporation as treasury stock.

                  (b) The number of shares of Common Stock reserved for issuance under this Plan on the date of any grant shall not exceed 500,000 shares of Common Stock, subject to such adjustments as may be made pursuant to Section 9.2.

                  (c) For purposes of Section 9.1(b), upon the exercise of an Option or SAR, the number of shares of Common Stock available for future issuance under the Plan shall be reduced by the number of shares actually issued to the Participant, exclusive of any shares surrendered to the Corporation as payment of the Option price.

                  (d) Any shares of Common Stock subject to an Option which for any reason is cancelled, terminates unexercised or expires, except by reason of the exercise of a related SAR, shall again be available for issuance under the Plan.

                  (e) In the event that any award of Restricted Stock is forfeited, cancelled or surrendered for any reason, the shares of Common Stock constituting such Restricted Stock award shall again be available for issuance under the Plan.

         9.2 ADJUSTMENTS OF STOCK. In the event of any change or changes in the outstanding Common Stock of the Corporation by reason of any stock dividend, recapitalization, reorganization, merger, consolidation, split-up, combination or any similar transaction, the number of shares of Common Stock which may be issued under this Plan, the number of shares of Common Stock subject to Options theretofore granted under this Plan, the Option Price of such Options, the number of SARs theretofore granted in conjunction with an Option, the number of shares of Restricted Stock shall each be adjusted in such manner as the Board of Directors deems appropriate to prevent substantial dilution or enlargement of the rights granted to a Participant.

                  New option rights may be substituted for the Options granted under the Plan, or the Corporation's duties as to Options and SARs outstanding under the Plan may be assumed by a Subsidiary, by another corporation or by a parent or subsidiary (within the meaning of Section 425 of the Code) of such other corporation, in connection with any merger, consolidation, acquisition, separation, reorganization, liquidation or like occurrence in which the Corporation is involved. In the event of such substitution or assumption, the term Common Stock shall thereafter include the stock of the corporation granting such new option rights or assuming the Corporation's duties as to such Options or SARs.

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X.       MISCELLANEOUS.
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         10.1 GENERAL RESTRICTION. Any Option, SAR, or Restricted Stock award granted under this Plan shall be subject to the requirement that, if at any time the Committee shall determine that any registration of the shares of Common Stock, or any consent or approval of any governmental body, or any other agreement or consent, is necessary as a condition of the granting of an Option or other award, or the issuance of Common Stock in satisfaction thereof, such Common Stock will not be issued or delivered until such requirement is satisfied in a manner acceptable to the Committee.

         10.2 WITHHOLDING TAXES.

                  (a) If the Corporation determines that the Corporation has any tax withholding obligation with respect to a Participant, the Corporation shall have the right to require that Participant to remit to the Corporation an amount sufficient to satisfy any federal, state and local withholding tax requirements prior to the delivery of any shares of Common Stock under the Plan.

                  (b) The Corporation shall have the right to withhold from payments made in cash to a Participant under the terms of the Plan, an amount sufficient to satisfy any federal, state and local withholding tax requirements imposed with respect to such cash payments.

                  (c) Amounts to which the Corporation is entitled pursuant to
Section 10.2(a) or (b), may be paid, at the election of the Participant and with the approval of the Committee, either (i) paid in cash, (ii) withheld from any compensation payable to the Participant by the Corporation, including cash payments made under this Plan, or (iii) in shares of Common Stock otherwise issuable to the Participant upon exercise of an Option or SAR, that have a Fair Market Value on the date on which the amount of tax to be withheld is determined (the "Tax Date") not less than the minimum amount of tax the Corporation is required to withhold. A Participant's election to have shares of Common Stock withheld that are otherwise issuable shall be in writing, shall be irrevocable upon approval by the Committee, and shall be delivered to the Corporation prior to the Tax Date with respect to the exercise of an Option or SAR.

         10.3 INVESTMENT REPRESENTATION. If the Committee determines that a written representation is necessary in order to secure an exemption from registration under the Securities Act of 1933, the Committee may demand that the Participant deliver to the Corporation at the time of any exercise of any Option or SAR, or at time of the transfer of shares of Restricted Stock, any written representation that Committee determines to be necessary or appropriate for such purpose, including but not limited to a representation that the shares to be issued are to be acquired for investment and not for resale or with a view to the distribution thereof. If the Committee makes such a demand, delivery of a written representation satisfactory to the Committee shall be a condition precedent to the right of the Participant to acquire such shares of Common Stock.

         10.4 NON-UNIFORM DETERMINATIONS. The Committee's determinations under this Plan (including without limitation its determinations of the persons to receive Options, SARs, or awards of Restricted Stock, the form, amount and timing of such awards and the terms and provisions of such awards) need not be uniform and may be made by it selectively among Participants who receive, or are eligible to receive, awards under this Plan, whether or not such Participants are similarly situated.

         10.5 NO RIGHTS AS SHAREHOLDERS. Participants granted Options or SARs under this Plan shall have no rights as shareholders of the Corporation as applicable with respect thereto unless and until certificates for shares of Common Stock are issued to them.

         10.6 TRANSFER RESTRICTIONS. The Committee may determine that any Common Stock to be issued by the Corporation upon the exercise of Options or SARs shall be subject to such further restrictions upon transfer as the Committee determines to be appropriate.

XI.      ADMINISTRATION OF THE PLAN.
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         11.1 COMMITTEE.

                  (a) The Plan shall be administered on a day to day basis by the Board of Directors or, if the Board determines it is desirable to delegate its authority to administer the Plan, by a Committee appointed by the Board of Directors. The Plan Committee appointed by the Board may be the Compensation Committee of the Board of Directors or one or more directors or executive or officers of the Corporation serving under the supervision of such Compensation Committee, and, except as expressly stated otherwise in this Plan with respect to Executive Officers, need not be composed of directors or directors who qualify as "disinterested" within the meaning of SEC Rule 16b-3. The Plan Committee shall serve at the pleasure of the Board of Directors.

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                  (b) If the Committee is not the Board of Directors, the
Committee shall be monitored and supervised by the Compensation Committee of the Board of Directors with respect to any actions related to Named Executive Officers. All grants of Options, SARs or Restricted Stock to Executive Officers shall be approved in advance by the Compensation Committee.

                  (c) The Committee shall have the authority, in its discretion but subject to Sections 3.2 and 3.3 of this Plan, and subject to the overall supervision of the Compensation Committee or the Board, from time to time: (i) to grant Options, SARs, or shares of Restricted Stock to eligible employees, Directors and Consultants, as provided for in this Plan; (ii) to prescribe such limitations, restrictions and conditions upon any such awards as the Committee shall deem appropriate; or (iii) to determine the periods during which Options may be exercised and to accelerate the exercisability of outstanding Options or SARs, or the vesting of Restricted Stock, as it may deem appropriate;

                  (d) The Committee shall have the authority, in its discretion, from time to time, to: (i) modify, cancel, or replace any prior Options or other awards and to amend the relevant Option Agreements or Restricted Stock Agreements with the consent of the affected Participants, including amending such agreements to amend vesting schedules, extend exercise periods or increase or decrease the Option Price for Options, as it may deem to be necessary; and
(ii) to interpret the Plan, to adopt, amend and rescind rules and regulations relating to the Plan, and to make all other determinations and to take all other action necessary or advisable for the implementation and administration of the Plan. A majority of the Committee shall constitute a quorum, and the action of a majority of members of the Committee present at any meeting at which a quorum is present, or acts unanimously adopted in writing without the holding of a meeting, shall be the acts of the Committee.

                  (e) All actions taken by the Committee shall be final, conclusive and binding upon any eligible Participant. Neither the Committee nor any members of the Committee shall be liable for any action taken or decision made in good faith relating to the Plan or any award thereunder.

XII.     AMENDMENT AND TERMINATION.
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         12.1 AMENDMENT OR TERMINATION OF THE PLAN. The Board of Directors may
at any time terminate this Plan or any part thereof and may from time to time amend this Plan as it may deem advisable. The termination or amendment of this Plan shall not, without the consent of the Participant, affect any Participant's rights under an award previously granted.

         12.2 TERM OF PLAN. Unless previously terminated pursuant to Section 12.1, the Plan shall terminate on March 27, 2010, the tenth anniversary of the date on which the Plan became effective, and no Options, SARs, or awards of Restricted Stock may be granted on or after such date.

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